AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 2004.

REGISTRATION NO. 333-106289

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENE LOGIC INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)
06-1411336
(I.R.S. Employer Identification Number)

610 Professional Drive
Gaithersburg, MD 20879

(301) 987-1700
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

MARK D. GESSLER
PRESIDENT AND CHIEF EXECUTIVE OFFICER
GENE LOGIC INC.

610 Professional Drive
Gaithersburg, MD 20879
(301) 987-1700
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent For Service)

COPY TO:

ARIEL VANNIER, ESQUIRE
VENABLE, LLP
575 7th Street, N.W.
WASHINGTON, DC 20004
(202) 344-4800

Approximate date of commencement of proposed sale to the public: Not applicable

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

EXPLANATORY NOTE

     Pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) dated February 25, 2003, by and among Gene Logic Inc., TherImmune Research Corporation, GLA II Corp. and Edward J. Krause, III solely in his capacity as Securityholders’ Representative, Gene Logic agreed to use reasonable efforts to maintain the effectiveness of this registration statement with respect to the shares of common stock offered hereby for 30 days.

DEREGISTRATION

     The Registration Statement amended hereby (File No. 333-106289) as amended and declared effective by the Securities and Exchange Commission on December 16, 2003, registered 3,730,839 shares of Common Stock, $0.01 par value per share (the “Common Stock”) of the Registrant. The shares were originally issued in connection with our acquisition of TherImmune Research Corporation and registered for resale by the former stockholders of that company as agreed to in connection with the acquisition. As further agreed, the registration statement was effective for 30 days and will now be terminated and any shares not sold pursuant to the registration statement will resume their status as restricted shares, eligible for resale pursuant to a valid exemption from the registration requirements of the Securities Act of 1933, most notably pursuant to Rule 144 of that Securities Act.

     Therefore, in accordance with the Registrant’s undertaking contained in Item 17(A)(3) of the Registration Statement, the Registrant, by means of this Post-Effective Amendment No. 1, hereby terminates the Registration Statement and deregisters all of the shares unsold pursuant thereto, consisting to our best knowledge, based on information made available to us by the selling stockholders to date, of a total of 2,622,488 shares of Common Stock.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on January 30, 2004.

GENE LOGIC INC.

By:	/s/ Philip L. Rohrer, Jr.
Philip L. Rohrer, Jr.
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark D. Gessler Mark D. Gessler	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	January 30, 2004

/s/ Philip L. Rohrer, Jr.* Philip L. Rohrer, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	January 30, 2004

/s/ Jules Blake, Ph.D.* Jules Blake, Ph.D.	Director	January 30, 2004

/s/ Michael J. Brennan, M.D., Ph.D.* Michael J. Brennan, M.D., Ph.D.	Director	January 30, 2004

/s/ Charles L. Dimmler III* Charles L. Dimmler III	Director	January 30, 2004

/s/ G. Anthony Gorry, Ph.D.* G. Anthony Gorry, Ph.D.	Director	January 30, 2004

/s/ J. Stark Thompson, Ph.D.* J. Stark Thompson, Ph.D.	Director	January 30, 2004

*By:	/s/ Philip L. Rohrer, Jr. Philip L. Rohrer, Jr. Attorney-in-Fact